Exhibit 23

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]







                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12366 and No. 33-93770) of Nokia, Inc. of our report dated June 27, 2003 related to the financial statements of Nokia Retirement Savings and Investment Plan (as amended and restated 2001) as of December 31, 2002 and 2001 and for the year ended December 31, 2002, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
Dallas, TX

June 27, 2003